UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 31, 2009
Date of Earliest Event Reported: July 15, 2009

VERTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53619	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street
Houston, Texas 77058
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On or around July 31, 2009, Vertex Energy, Inc. (the “Company,” “we,” and “us”) entered into a letter agreement (the “Letter Agreement”) with Christopher Stratton, pursuant to which Mr. Stratton agreed to serve as Chief Financial Officer of the Company, effective August 24, 2009, which Letter Agreement and appointment was subsequently approved and ratified by the Board of Directors.

Pursuant to the Letter Agreement, Mr. Stratton agreed to serve as the Company’s Chief Financial Officer; we agreed to pay Mr. Stratton $204,000 per year, payable every two weeks and to grant Mr. Stratton 100,000 options to purchase shares of the Company’s common stock (as described in greater detail below); and Mr. Stratton agreed to certain other terms and conditions of the Letter Agreement and to be bound by the terms and conditions of the Company’s Proprietary Information and Inventions Agreement.  Pursuant to the Letter Agreement, which provides for the employment of Mr. Stratton to be “at-will,” we also agreed that if Mr. Stratton’s employment is terminated by us for any reason without cause prior to April 1, 2010, that we would pay Mr. Stratton a one-time lump sum severance payment of $30,000.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

Effective July 15, 2009, the Company’s Board of Directors approved the Company’s 2009 Stock Incentive Plan and the grant of an aggregate of 815,000 stock options to certain employees, Directors and officers of the Company.  The Company’s 2009 Stock Incentive Plan (the “Plan”), which is subject to shareholder approval within twelve (12) months of the adoption date of the Plan, and which allows the Board of Directors to grant up to an aggregate of 1,575,000 qualified and non-qualified stock options, restricted stock and performance based awards of securities to the Company’s officers, Directors and consultants to help attract and retain qualified Company personnel.

Pursuant to and in connection with the Plan, the Board of Directors granted an aggregate of 315,000 incentive stock options to certain of the Company’s employees in consideration for services rendered and to be rendered to the Company (the “Employee Options”).  Included in the Employee Option grants were the grant of 25,000 options to Chris Carlson, the Secretary and Vice President of the Company; and 50,000 options to Matthew Lieb, the Chief Operating Officer of the Company.

The Board of Directors also approved the grant of 100,000 non-qualified stock options to Christopher Stratton, pursuant to the Plan and contingent upon Mr. Stratton’s acceptance of the Letter Agreement, which Letter Agreement has since been accepted by Mr. Stratton (the “Stratton Options”).

Additionally, pursuant to and in connection with the Plan, the Board of Directors granted an aggregate of 320,000 non-qualified stock options to the Company’s Directors as follows in consideration for services rendered and to be rendered to the Company (the “Director Options,” and collectively with the Employee Options, and the Stratton Options, the “Employee and Director Options”):

Dan Borgen, Director	80,000 options
Ingram Lee, Director	80,000 options
David Phillips, Director	80,000 options
John Pimentel, Director	80,000 options

Finally, the Board of Directors granted Benjamin P. Cowart, the Chief Executive Officer, President, Chairman of the Board of Directors and largest shareholder of the Company an aggregate of 80,000 non-qualified stock options in consideration for services rendered and to be rendered to the Company (the “Cowart Options” and together with the Employee and Director Options, the “Options”).

The Employee and Director Options were granted at an exercise price of $0.45 per share, which represented the mean between the highest and lowest quoted selling prices of the Company’s common stock on the grant date (July 15, 2009)(the “Mean Selling Price”).  The Cowart Options have an exercise price of $0.50, which represents greater than 110% of the Mean Selling Price, as required by the Plan, as Mr. Cowart is a greater than 10% shareholder of the Company.

All of the Options vest at the rate of ¼ of each grantee’s options per year on the anniversary date of such grants, subject to accelerated vesting in the event of a change of control of the Company, and expire upon the earlier of (a) 90 days following the termination of their employment (or in the case of a Director, such Director’s appointment) with the Company; and (b) ten years from the grant date in the case of the Employee and Director Options and five years from the grant date in connection with the Cowart Options, as otherwise provided in the option agreements evidencing each grant.

We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, for the above grants, since the grants did not involve a public offering, the recipients took the securities for investment and not resale and we took appropriate measures to restrict transfer.

Effective July 8, 2009, Benjamin P. Cowart, our Chief Executive Officer, President and Chairman of the Board of Directors, and our largest shareholder, along with his wife, gifted an aggregate of 480,000 of the shares of common stock which they beneficially owned as community property to six of their family members (80,000 shares each), and such shares are subject to the lock-up agreement previously entered into with Mr. Cowart.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As described above in greater detail under “Item 1.01. Entry Into Material Definitive Agreement,” effective on or around July 31, 2009, the Company’s Board of Directors appointed Christopher Allen Stratton as the Chief Financial Officer of the Company.

Biography of Christopher Stratton:

Mr. Stratton, age 40, served as a Director of Finance for CITI in the Global Commodities Group, a position which he has held since June 2005.  Prior to joining CITI, Mr. Stratton served as a Senior Manager with PricewaterhouseCoopers, LLC, from July 1998 to June 2005.  From May 1990 to July 1997, Mr. Stratton co-founded and was employed as Vice President by Marketlink International, Inc., an international trade company which performed commodity trading of industrial products throughout North America, South America, Europe and Asia.

Mr. Stratton obtained his Bachelor of Business Administration in Accounting from Baylor University in 1991 and his Master of Business Administration (Finance and Entrepreneurship) from Rice University in 1999.  Mr. Stratton is also a Certified Public Accountant. He is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the Rice University Jones Graduate School of Management Partners.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO.	DESCRIPTION

4.1*	2009 Stock Incentive Plan of Vertex Energy, Inc.

10.1*	Letter Agreement with Christopher Stratton

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: July 31, 2009	By: /s/ Benjamin P. Cowart
Benjamin P. Cowart
Chief Executive Officer